SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act 1934
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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Information Statement
The X-Change Corporation
(Name of Registrant as Specified in Its Charter)
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INFORMATION STATEMENT
OF
THE X-CHANGE CORPORATION
710 Century Parkway
Allen, TX 75013 Telephone: (972) 747-0051
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.
     This Information Statement is being mailed or otherwise furnished to stockholders of The X-Change Corporation, a Nevada corporation (the “Company”), on or about November 11, 2008, in connection with certain stockholder action taken by written consent of the holders of a majority of the Company’s outstanding shares of common stock, $0.001 par value (the “Common Stock”) entitled to vote at a meeting of stockholders to approve amendments to the Company’s Articles of Incorporation, as amended, substantially in the form attached as Exhibit “A” to this Information Statement (the “Amendment”). The purpose of the Amendment is to increase the number of i) shares of Common Stock authorized for issuance from 100,000,000 shares to 750,000,000 shares and ii) shares of preferred stock, $0.001 par value (the “Preferred Stock”), authorized for issuance from 10,000,000 shares to 75,000,000.
     The Company’s board of directors (the “Board”) approved the Amendment as of July 21, 2008. Section 78.320 of the Nevada Revised Statutes (“NRS”) permits that the Amendment be approved by means of a written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted. On September 3, 2008, holders of a majority of our Common Stock acted by written consent to approve the Amendment.
     We have elected not to call a special meeting of our stockholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.
     Stockholders of record at the close of business on October 31, 2008 (the “Record Date”), are entitled to receive this Information Statement. However, as the written consents were first received on September 3, 2008, we are also providing a copy of this Information Statement to stockholders of record at closing of business on September 3, 2008. As the Amendment has been duly approved by stockholders holding a majority of our voting capital stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.
     The Amendment will become effective 20 days following our mailing of this Information Statement to our stockholders. The mailing will occur on or about November 11, 2008 and we expect the effective date of the Amendment as filed with the Nevada Secretary of State to be December 3, 2008 (the “Effective Date”).
     This Information Statement is intended serve as written notice to stockholders pursuant to Section 78.370 of the NRS.
     The date of this Information Statement is October 31, 2008.

AMENDMENT TO ARTICLES OF INCORPORATION
     On or about July 21, 2008, the Board authorized the Amendment. Stockholders representing a majority of the Company’s outstanding shares of Common Stock consented in writing to the Amendment. The purpose of the Amendment is to increase our authorized Common Stock from 100,000,000 shares to 750,000,000 shares and our authorized Preferred Stock from 10,000,000 to 75,000,000 shares.
     The Amendment will become effective upon the effectiveness of our filing of a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”), substantially in the form of the attached as Exhibit “A”, with the Secretary of State of the State of Nevada, but the Board reserves the right to not make such filing if it deems it appropriate not to do so.
PURPOSE AND EFFECT OF THE INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK (the “Increase in Authorized Common Stock and Preferred Stock”)
     The Company has approximately 50,908,360 shares of its authorized Common Stock and 10,000,000 shares of its authorized Preferred Stock available for general corporate purposes. However, the Company currently has commitments to contingently issue Common Stock upon exercise of stock options, warrants and convertible debentures in excess of this amount. As a result, the Increase in Authorized Common Stock and Preferred Stock is necessary to accomplish those actions as well as insure that there is an adequate number of shares available for issuance in connection with possible future financings, possible future acquisition transactions, possible future awards under employee benefit plans, stock dividends, stock splits and other corporate purposes. Therefore, the Board has approved the Increase in Authorized Common Stock and Preferred Stock as a means of providing it with the flexibility to act with respect to the issuance of Common Stock, Preferred Stock or securities exercisable for, or convertible into, Common Stock or Preferred Stock in circumstances which it believes will advance the interests of the Company and its stockholders without unnecessary delays.
     Other than the dilution to existing stockholders resulting from the potential future issuances of shares of the Common Stock and Preferred Stock, the Increase in Authorized Common Stock and Preferred Stock will not have any immediate effect on the rights of existing stockholders. Under the laws of the State of Nevada, authorized, unissued and unreserved shares may be issued for such consideration (not less than par value) and for such purposes as a Nevada corporation’s board of directors determines without further action by the stockholders. The issuance of such additional shares may, under certain circumstances, result in further dilution of the equity or earnings per share of the existing stockholders.
     Other than as described herein, the Board has no current specific plans to authorize the issuance of additional shares of Common Stock, Preferred Stock or securities exercisable for, or convertible into, Common Stock or Preferred Stock. The approval of the Increase in Authorized Common Stock and Preferred Stock will give the Board of Directors more flexibility to pursue opportunities to engage in possible future financing transactions involving Common Stock or securities convertible into Common Stock. However, at this time, no decision to proceed with any such transaction has been made and no determination as to the type or amount of securities that might be offered has been made, should a possible future transaction be pursued.
CERTAIN EFFECTS OF THE INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK
     The Increase in Authorized Common Stock or Preferred Stock was not approved as a means of preventing or dissuading a change in control or a takeover of the Company. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved Common Stock, for example, could be issued in an effort and result in dilution of the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board in opposing a takeover proposal. In addition, the Increase in Authorized Common Stock and Preferred Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.
     The holders of Common Stock or Preferred Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock, Preferred Stock or securities convertible into or exercisable for Common Stock or Preferred Stock. The Increase in Authorized Common Stock and Preferred Stock does not change the terms of the Common Stock or Preferred Stock as set forth in the Company’s Articles of Incorporation, as amended. The additional shares of Common Stock and Preferred Stock authorized by the Increase in Authorized Common Stock and Preferred Stock will have the same voting rights, the same rights to dividends and distributions, and will be identical in all other respects to the shares of Common Stock and Preferred Stock now authorized.
MANNER OF EFFECTING THE AMENDMENT
     The Amendment will be effected by the filing of a Certificate of Amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada. The Amendment is expected to become effective on the Effective Date.
     Stockholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent. All certificates heretofore issued will continue to represent fully paid and non-assessable shares of the Common Stock or Preferred Stock of the Company. The Amendment will not change any of the terms of the Common Stock or Preferred Stock, and holders thereof will have the same voting rights and rights to dividends and distributions and each stockholder’s percentage ownership of Company will not be altered.
NO RIGHTS OF APPRAISAL
     Under the laws of the State of Nevada, stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not provide stockholders with any such right.
VOTE REQUIRED
     The Amendment required the approval of the holders of a majority our outstanding capital stock entitled to vote at a stockholder meeting. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 49,091,640 shares of our Common Stock issued and outstanding as of the September 3, 2008 and no share of Preferred Stock issued and outstanding as of July 21, 2008 or September 3, 2008. As of September 3, 2008, stockholders representing 24,987,026 shares (50.90%) entitled to vote at a meeting, which represented a majority of the shares of Common Stock outstanding, consented in writing to the Amendment.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of September 3, 2008, the name and the number of shares of the Common Stock, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the shares of Common Stock issued and outstanding, and the name and shareholdings of each director, and each executive officer, and of all officers and directors as a group.

Name of	Number of Shares
Beneficial Owner	Beneficially Owned (1)	Percent of Class

5% Beneficial Owners
Michael L. Sheriff (2)	6,650,000	13.61%
Ironman PI Fund (QP), L.P.	7,196,429	14.8%
Samson Investment Company	7,196,429	14.8%

Directors and Executive Officers
Kathleen Hanafan	1,350,000	2.75%
George DeCourcy	750,000	1.53%
James Farr (Director)	0	0%
Fred S. Zeidman (Director)	0	0%

All Officers and Directors as a group	2,100,000	4.28%

(1)	The number of shares beneficially owned by the individuals or entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Includes shares of Common Stock held by Sheriff Family LP, which Mr. Sheriff controls.
OTHER MATTERS
     No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.
ADDITIONAL INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Forms 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copies at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the 1934 Act Filings of issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System, EDGAR.
INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON
     No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the action taken by the Company set forth in this Information Statement.
PROPOSAL BY SECURITY HOLDERS
     No security holder has requested the Company to include any proposal in this Information Statement.
EXPENSE OF INFORMATION STATEMENT
     The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock and Preferred Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
     Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.
COMPANY CONTACT INFORMATION
     All inquiries regarding our Company should be addressed to our Company’s principal executive office:
The X-Change Corporation
710 Century Parkway
Allen, Texas 75013
(972) 747-0051

BY ORDER OF THE BOARD OF DIRECTORS
/s/ KATHLEEN HANAFAN
Kathleen Hanafan, Chief Executive Officer

Dallas, Texas
October 31, 2008

Exhibit “A”
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390)

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of corporation
The X-Change Corporation

2. The articles have been amended as follows: (provide article numbers, if available)
Exhibit A sets forth an amended Section 4.1 to Article IV.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:          Majority

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)
5. Signature: (required)

X

Signature of Officer
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state Amend Profit-After Revised: 7-1-08

EXHIBIT A

ARTICLE IV, Section 4.1 “Classes of Shares” shall be amended in its entirety to read as follows:

Section 4.1 Classes of Shares. The proprietary interest of the Corporation shall hereafter be divided into two classes of stock, which are collectively referred to herein as “Shares”. The first is a class of common stock, per value $.001 per share, and the second a class of preferred stock, par value $.001 per share (An individual share within the respective classes of stock shall be referred to appropriately as either “Common Share” or a “Preferred Share.”) The Corporation has the authority to issue 750,000,000 Common Shares and 75,000,000 Preferred Shares. The authority of the Corporation to issue shares may be limited by resolution of the board of directors of the Corporation (the “Board of Directors”). Shares may be issued from time to time for such consideration in money or property (tangible or intangible) or labor or service actually performed as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of Shares. Common Shares may be issued in series. Shares may not be issued until paid for and, when issued, are nonassessable. Fractional Shares may not be issued by the Corporation and, in the event fractional shares are or may become outstanding, the Corporation shall redeem said shares at the then market price.